SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2002

Ameritrade Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22163 (Commission File Number)	47-0642657 (I.R.S. Employer Identification No.)

4211 South 102nd Street Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)

Registrant’s telephone number, including area code: 402-331-7856

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     As previously disclosed in the Joint Proxy/Prospectus dated August 5, 2002 relating to the merger of Ameritrade Holding Corporation, a Delaware corporation (the “Company”), and Datek Online Holdings Corp., a Delaware corporation (“Datek”), the Company and Datek, through their broker-dealer subsidiaries, Ameritrade, Inc. (“Ameritrade”) and iClearing LLC (“iClearing”), permit cash account clients to utilize the proceeds from the sale of fully-paid for securities to purchase other securities on the same day and in advance of the actual receipt of proceeds from the settlement of the sale of the fully-paid for securities. Also as previously disclosed in the Joint Proxy/Prospectus, the National Association of Securities Dealers, Inc. (the “NASD”) has made oral inquiries to Ameritrade and iClearing regarding these trades and has notified iClearing in writing that the NASD believes iClearing permits its clients to day trade in cash accounts without requiring full payment for each purchase of securities prior to their sale, that this activity is prohibited by Regulation T of the Board of Governors of the Federal Reserve System and that iClearing must cease to permit this activity.

     On August 22, 2002, the NASD notified Ameritrade in writing that the NASD believes Ameritrade permits its clients to day trade in cash accounts without requiring full payment for each purchase of securities prior to their sale, that this activity is prohibited by Regulation T of the Board of Governors of the Federal Reserve System and that Ameritrade must cease to permit this activity. The Company and Datek are discussing this matter with the NASD and are working with the NASD to ensure that their practices are in compliance with applicable laws, rules and regulations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 30, 2002	AMERITRADE HOLDING CORPORATION

	By:	/s/ ELLEN L.S. KOPLOW Ellen L.S. Koplow Senior Vice President and General Counsel